Exhibit 22.1
List of Subsidiary Guarantors and Issuers
of Guaranteed Securities

As of September 30, 2023, the following entities guarantee the notes issued by ONEOK, Inc. (the “ONEOK Notes”), ONEOK Partners, L.P. (the “ONEOK Partners Notes”) and Magellan Midstream Partners, L.P. (the "Magellan Notes").

Entity	Jurisdiction of Incorporation or Organization	ONEOK Notes	ONEOK Partners Notes	Magellan Notes
ONEOK, Inc.	Oklahoma	Issuer	Guarantor	Guarantor
ONEOK Partners, L.P.	Delaware	Guarantor	Issuer	Guarantor
ONEOK Partners Intermediate Limited Partnership	Delaware	Guarantor	Guarantor	Guarantor
Magellan Midstream Partners, L.P.	Delaware	Guarantor	Guarantor	Issuer

As of September 30, 2023, the ONEOK Notes consisted of the following securities:

Issued under the Indenture dated as of September 24, 1998
6-7/8% Debentures due 2028
Issued under the Indenture dated as of December 28, 2001
6.00% Notes due 2035
Issued under the Indenture dated as of January 26, 2012
2.75% Notes due 2024
2.200% Notes due 2025
5.850% Notes due 2026
4.000% Notes due 2027
4.55% Notes due 2028
4.35% Notes due 2029
3.40% Notes due 2029
3.100% Notes due 2030
6.350% Notes due 2031
6.10% Notes due 2032
4.950% Notes due 2047
5.20% Notes due 2048
4.45% Notes due 2049
4.500% Notes due 2050
7.150% Notes due 2051
As of September 30, 2023, the ONEOK Partners Notes consisted of the following securities:

Issued under the Indenture dated as of September 25, 2006
4.90% Senior Notes due 2025
6.65% Senior Notes due 2036
6.85% Senior Notes due 2037
6.125% Senior Notes due 2041
6.200% Senior Notes due 2043

Exhibit 22.1
As of September 30, 2023, the Magellan Notes consisted of the following securities:

Issued under the Indenture dated as of April 19, 2007
6.40% Senior Notes due 2037
Issued under the Indenture dated as of August 11, 2010
3.20% Senior Notes due 2025
5.00% Senior Notes due 2026
3.25% Senior Notes due 2030
4.20% Senior Notes due 2042
5.15% Senior Notes due 2043
4.20% Senior Notes due 2045
4.25% Senior Notes due 2046
4.20% Senior Notes due 2047
4.85% Senior Notes due 2049
3.95% Senior Notes due 2050
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